EXHIBIT 15.1

[Deloitte & Touche LLP Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated 24 February 2010 (31 March 2010 as to the consolidating financial information included in Note 43), relating to the financial statements of The Royal Bank of Scotland Group plc (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 1 and the consolidating financial information included in Note 43), and the effectiveness of The Royal Bank of Scotland Group plc’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of The Royal Bank of Scotland Group plc for the year ended 31 December 2009,  in the following Registration Statements:

Form Registration Statement No.

F-3 333-162219
F-3 333-123972
F-3 333-100661
F-3 333-73950
S-8 333-160220
S-8 333-85208
S-8 333-115726
S-8 333-120980
S-8 333-130558
S-8 333-153673

/s/ Deloitte LLP

DELOITTE LLP
Edinburgh, United Kingdom
27 April 2010